Exhibit 14.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form F-3 Nos. 333-104748, 333-13200, 333-12642, 333-121431, 333-121760 and 333-135718) of Amarin Corporation plc of our report dated April 1, 2005 with respect to the financial statements of Amarin Neuroscience Limited (formerly Laxdale Limited) included in the Annual Report (Form 20-F) of Amarin Corporation plc for the year ended December 31, 2006.

/s/  Ernst & Young LLP

Glasgow, Scotland
March 5, 2007